UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): August 17, 2018

CDK Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-36486	46-5743146
(Commission File Number)	(I.R.S. Employer Identification Number)

1950 Hassell Road, Hoffman Estates, IL 60169
(Registrant's telephone number, including area code)

(847) 397-1700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 17, 2018 (the “Closing Date”), CDK Global, Inc. (the “Company”) entered into a Term Loan Credit Agreement providing for a senior unsecured term loan facility (the “Term Loan Credit Agreement”), among the Company, the lenders party thereto, and Bank of America, N.A., as Administrative Agent, as well as a Revolving Credit Agreement providing for a senior unsecured revolving credit facility (the “Revolving Credit Agreement” and, together with the Term Loan Credit Agreement, the “Credit Agreements”), among the Company, the lenders party thereto, and Bank of America, N.A., as Administrative Agent.

Term Loan Credit Agreement

The Term Loan Credit Agreement provided the Company on the Closing Date with an aggregate of $600 million of term loans comprised of a $300 million term loan that will mature on the third anniversary of the Closing Date (the “Three Year Loan”) and a $300 million term loan that will mature on the fifth anniversary of the Closing Date (the “Five Year Loan”). The proceeds of the term loans, net of fees and expenses, were used to repay amounts outstanding under the Company’s Existing Credit Agreements (as defined below) and for general corporate purposes. The aggregate principal amount of the Three Year Loan will be repayable in full on the maturity date. The Five Year Loan will be subject to amortization in equal quarterly installments of 1.25 percent of the aggregate principal amount of Five Year Loans made on the Closing Date, with any unpaid principal amount to be due and payable on the maturity date.

The loans under the Term Loan Credit Agreement are unsecured and bear interest (a) with respect to the Three Year Loan, (i) at the rate at which deposits in the applicable currency are offered in the London interbank market plus margins varying from 1.125 percent to 2.250 percent per annum based on the Company’s senior, unsecured, non-credit-enhanced, long-term debt ratings from Standard & Poor’s Ratings Group, Moody’s Investors Services Inc. and Fitch, Inc. (the “Ratings”) or (ii) the highest of (X) a rate equal to the average of the overnight federal funds rate with a maturity of one day plus a margin of 0.50 percent per annum, (Y) the prime rate of Bank of America, N.A. and (Z) the rate at which dollar deposits are offered in the London interbank market for a one-month interest period plus 1.00 percent, plus margins varying from 0.125 percent to 1.250 percent per annum based on the Ratings, and (b) with respect to the Five Year Loan (i) at the rate at which deposits in the applicable currency are offered in the London interbank market plus margins varying from 1.250 percent to 2.375 percent per annum based on the Company’s Ratings or (ii) the highest of (X) a rate equal to the average of the overnight federal funds rate with a maturity of one day plus a margin of 0.50 percent per annum, (Y) the prime rate of Bank of America, N.A. and (Z) the rate at which dollar deposits are offered in the London interbank market for a one-month interest period, plus 1.00 percent, plus margins varying from 0.250 percent to 1.375 percent per annum based on the Ratings.

Revolving Credit Agreement

The Revolving Credit Agreement provides the Company with up to $750 million of borrowing capacity and includes a sub-limit of up to $100 million for loans in Euro, Sterling and, if approved by the revolving lenders, other currencies. In addition, the Revolving Credit Agreement contains an accordion feature that will allow the Company to increase the available borrowing capacity under the facility up to $100 million, subject to the agreement of lenders under the facility or other financial institutions that become lenders to extend commitments as part of the increased revolving facility. The loans under the Revolving Credit Agreement will mature on the fifth anniversary of the Closing Date, subject to up to two one-year extensions if lenders holding a majority of the revolving commitments approve such extension.

Borrowings under the Revolving Credit Agreement are available for general corporate purposes. The loans under the Revolving Credit Agreement are unsecured and bear interest, at the Company’s option, at (a) the rate at which deposits in the applicable currency are offered in the London interbank market plus margins varying from 1.250 percent to 2.375 percent per annum based on the Company’s Ratings or (b) solely in the case of U.S. dollar loans, (i) the highest of (A) a rate equal to the average of the overnight federal funds rate with a maturity of one day plus a margin of 0.50 percent per annum, (B) the prime rate of Bank of America, N.A. and (C) the rate at which dollar deposits are offered in the London interbank market for a one-month interest period plus 1.00 percent, plus (ii) margins varying from 0.250 percent to 1.375 percent per annum based on the Ratings. The unused portion of the commitments available under the Revolving Credit Agreement are subject to commitment fees ranging from 0.150 percent to 0.350 percent per annum based on the Ratings.

Restrictive Covenants and Other Matters

Each of the Credit Agreements contains various covenants and restrictive provisions that limit the ability of the Company’s subsidiaries to incur additional indebtedness; the ability of the Company to consolidate or merge with other entities; and the ability of the Company and its subsidiaries to incur liens, to enter into sale and leaseback transactions and to enter into agreements restricting the ability of the Company’s subsidiaries to pay dividends. If the Company fails to perform its obligations under these and other covenants, the revolving credit commitment could be terminated and any outstanding borrowings, together with accrued interest, under the Credit Agreements could be declared immediately due and payable. Each of the Credit Agreements also has, in addition to customary events of default, an event of default triggered by the acceleration of the maturity of any other indebtedness the Company may have in an aggregate principal amount in excess of $75 million.

The Credit Agreements also contain financial covenants that provide that (A) the ratio of the Company’s total consolidated indebtedness to consolidated EBITDA shall not exceed 3.75 to 1.00 and (B) the ratio of the Company’s consolidated EBITDA to consolidated interest expense shall not exceed 3.00 to 1.00.

The foregoing descriptions of the Term Loan Credit Agreement and Revolving Credit Agreement do not purport to be complete and are subject to, and qualified in entirety by reference to the full text of each of the Term Loan Credit Agreement and Revolving Credit Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and are incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement

On August 17, 2018, in connection with entering into the Term Loan Credit Agreement as described above, the Company voluntarily paid off all of the outstanding principal, interest and related fees, using the proceeds of the Term Loan Credit Agreement and cash on hand, with respect to each of (i) the Credit Agreement, dated as of September 16, 2014, among the Company, the borrowing subsidiaries from time to time party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A. (the “2014 Credit Agreement”), in an aggregate amount of $203,594,457.46, (ii) the Credit Agreement, dated as of December 14, 2015, among the Company, the lenders from time to time party thereto, and Bank of America, N.A. (the “2015 Credit Agreement”), in an aggregate amount of $219,145,633.68, and (iii) the Credit Agreement, dated as of December 9, 2016, among the Company, the lenders from time to time party thereto, and Bank of America, N.A. (the “2016 Credit Agreement” and, together with the 2014 Credit Agreement and the 2015 Credit Agreement, the “Existing Credit Agreements”), in an aggregate amount of $370,669,186.11. No amounts remain outstanding under the Existing Credit Agreements, which were each terminated as of the Closing Date.

Item 2.03.	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed with this report.

Exhibit Number	Description of Exhibit
10.1	Term Loan Credit Agreement, dated as of August 17, 2018, among the Company, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

10.2	Revolving Credit Agreement, dated as of August 17, 2018, among the Company, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2018

CDK GLOBAL, INC.

By:	/s/ Joseph A. Tautges
Name: Joseph A. Tautges
Title: Executive Vice President, Chief Financial Officer